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Federated Investors, Inc. to Acquire Certain Investment-Management-Related Assets from The PNC Financial Services Group

•	Transaction includes approximately $9 billion in liquidity assets, $4.2 billion in equity assets and $700 million in fixed-income assets

(PITTSBURGH, Pa., May 7, 2019) — Federated Investors, Inc. (NYSE: FII) and The PNC Financial Services Group (NYSE: PNC) today announced that they have reached a definitive agreement for Federated to acquire certain components of PNC Capital Advisors LLC’s (PCA) investment-management business. The proposed transaction includes the reorganization of PNC’s family of liquidity, equity and fixed-income mutual funds into corresponding Federated mutual funds, the acquisition of a portion of PNC’s separate account and separately managed account business, and the transition of a six-person international equity management team from PNC to Federated.

Through the agreement, approximately $9 billion in assets from three PNC government and treasury money market funds is expected to be transitioned through mutual fund reorganizations. Further, approximately $2.7 billion in equity mutual fund assets and $700 million in fixed-income mutual fund assets would be reorganized from an additional 15 PNC funds into 10 existing and three newly created Federated funds. The existing Federated mutual funds have comparable investment strategies. (See page 3 for a list of funds.)

Federated expects to transition three of PNC’s fundamentally driven international equity mutual funds into new Federated shell portfolios created for the purpose of continuing the investment operations and performance records of each mutual fund as part of the Federated complex. The I, A and C share classes of the $1.6 billion PNC International Equity Fund have earned an overall 4-star rating from Morningstar performance in the Foreign Large Growth category. The I and A share classes of the $5.6 million PNC International Growth Fund have an overall 4-star Morningstar rating in the same Morningstar category.

The PNC team of portfolio managers and analysts responsible for the strong leadership of these international equity funds has agreed to join Federated and will continue managing the funds. The Cleveland-based team, led by Martin Schulz as senior vice president and head of the international growth team, averages 13 years of industry experience and more than eight years working together.

To aid in the transition of the investment assets related to this transaction, Federated and PCA will encourage PCA’s current select equity, structured equity and international separate account and separately managed account clients with approximately $1.5 billion in assets to move to Federated. As a long-time provider of customized investment strategies, Federated has served institutional investors, retirement plans, state and local governments and others for more than four decades. The transferred separate account and separately managed account clients can look to Federated to offer product depth and breadth across a variety of mandates and portfolio management teams that use a unique blend of tactical allocations and multi-faceted risk management strategies to help navigate ever-changing market conditions. Separate accounts offer comparable performance and the same management teams that earned the Federated fund performance referenced in the following disclosures. Federated is a top-10 provider of separately managed accounts having nearly 20 years in the SMA business and offering our clients’ high-net-worth customers a range of investment options to help them meet their financial goals.1

“PNC’s institutional asset management business will now be focused on its core strength: providing comprehensive outsourced chief investment officer (OCIO) services and custom investment solutions to help our clients run their businesses better,” said Michael P. Lyons, head of Corporate & Institutional Banking and the Asset Management Group at The PNC Financial Services Group. “PNC will continue to proactively deliver value-added advice and solutions for our wealth management and institutional clients, leveraging our bespoke investment solutions and strong open architecture platform.”

Post-closing, PCA will manage approximately $21 billion of custom liquidity and fixed-income solutions to address the needs of PNC’s corporate and institutional clients, including corporations, healthcare organizations, insurance companies, unions, higher education, government entities and endowment, and foundations. The employees of PNC’s liquidity and taxable fixed-income teams will remain with PCA, focused on managing separate accounts. PNC’s Institutional Advisory Business will continue to manage $26 billion of OCIO assets on behalf of corporate and institutional clients.

“We are pleased to be working with PNC on this transaction,” said J. Christopher Donahue, president and CEO of Federated Investors, Inc. “Federated is committed to helping PNC’s clients reach their financial goals by providing solid product performance, a range of compelling investment solutions and superior client service.”

The transaction is expected to close in the fourth quarter of 2019. Federated will pay PNC an estimated total purchase price of $52 million when the transaction is completed. The transaction has been approved by the Board of Directors of Federated Investors, Inc. The Federated Mutual Fund Board of Trustees and the PNC Funds Board of Trustees will be asked to consider the mutual fund reorganizations in the coming months. Each mutual fund reorganization will be subject to the approval of the Board of the Federated funds and the Board and shareholders of the PNC funds involved in the reorganization. Consent of affected clients with advisory accounts in PCA’s separate account and separately managed account business also will be sought in connection with the transaction. Completion of these transactions also is subject to certain regulatory approvals and other customary conditions.

The proposed liquidity, equity and fixed-income product transitions are shown below:

Liquidity Product Transitions

PNC Funds	Net Assets (in millions)*	Federated Funds	Net Assets (in millions)*
PNC Government Money Market Fund	$12,951	Federated Government Obligations Fund	$75,914
PNC Treasury Money Market Fund	$1,758	Federated U.S. Treasury Cash Reserves Fund	$20,611
PNC Treasury Plus Money Market Fund	$424	Federated Treasury Obligations Fund	$38,303

*As of March 31, 2019; Approximately $9 billion of liquidity product assets are estimated to transition to Federated.

Equity and Fixed-income Fund Product Transitions

PNC Funds	Net Assets (in millions)*	Federated Funds	Net Assets (in millions)*	Share Class	Overall Morningstar Rating
PNC International Equity	$1,558	(New) Federated International Equity	New	A C IS R6	★★★★† ★★★★† ★★★★† ★★★★†
PNC Multi-Factor Small Cap Core	$382	Federated MDT Small Cap Core	$950	A C IS R6	★★★★ ★★★★ ★★★★★ ★★★★★
PNC Ultrashort Bond Fund	$359	Federated Ultrashort Bond Fund	$3,671	IS	★★★★
PNC Small Cap	$351	Federated MDT Small Cap Core	$950	A C IS	★★★★ ★★★★ ★★★★★
PNC Total Return Advantage	$207	Federated Total Return Bond	$8,209	IS SS	★★★★ ★★★
PNC Multi-Factor Small Cap Growth	$141	Federated MDT Small Cap Growth	$791	A C IS R6	★★★ ★★★ ★★★ ★★★
PNC Multi-Factor Large Cap Value	$108	Federated MDT Large Cap Value	$1,165	A C IS	★★★ ★★★ ★★★
PNC Multi-Factor Large Cap Growth	$101	Federated MDT Large Cap Growth	$121	A C IS	★★★★ ★★★ ★★★★
PNC Tax Exempt Limited Maturity Bond	$93	Federated Short-Intermediate Duration Municipal Trust	$739	IS SS	★★★★ ★★★
PNC Intermediate Tax Exempt Bond	$39	Federated Intermediate Municipal Trust	$70	IS SS	★★★ ★★★
PNC Multi-Factor Small Cap Value	$21	Federated MDT Small Cap Core Fund	$950	A C IS	★★★★ ★★★★ ★★★★★
PNC Balanced Allocation	$18	Federated MDT Balanced	$154	A C IS	★★★★ ★★★ ★★★★
PNC Emerging Markets Equity	$12	(New) Federated Emerging Markets Equity	New	IS	—
PNC Multi-Factor All Cap	$7	Federated MDT All Cap Core	$286	A C IS	★★★★ ★★★★ ★★★★★
PNC International Growth	$6	(New) Federated International Growth	New	IS	★★★★†

*As of March 31, 2019
† Morningstar rankings are for current equivalent PNC fund share class

The PNC Financial Services Group, Inc. is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com.

Federated Investors, Inc. is a leading global investment manager with $484.9 billion in assets under management as of March 31, 2019. Our investment solutions span 129 equity, fixed-income, alternative/private markets, multi-asset and money market funds and a range of separately managed account strategies. Providing comprehensive investment management to approximately 9,500 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated’s nearly 1,900 employees include those in New York, Boston, London and several other offices worldwide. In 2018, Federated acquired a majority interest in Hermes Investment Management, which provides world-class active management and stewardship services. For more information, visit FederatedInvestors.com.

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1) Money Management Institute/Cerulli, Q4 2018

Certain statements in this press release, such as those related to the structure of the transaction, asset transition levels, future transaction prospects for Federated, and anticipated timing for closing the transaction, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the possibility that Federated does not successfully complete the acquisition or completes the transaction in a manner or timetable different from that described above, as well as the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Morningstar Category identifies funds based on their actual investment styles as measured by their underlying portfolio holdings over the past three years. If the fund is less than three years old, the category is based on the life of the fund. ©2019 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results. The Morningstar Rating™ for funds, or “star rating”, is calculated for managed products (including mutual funds, variable annuity and variable life subaccounts, exchange-traded funds, closed-end funds, and separate accounts) with at least a three-year history. Exchange-traded funds and open-ended mutual funds are considered a single population for comparative purposes. It is calculated based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a managed product’s monthly excess performance, placing more emphasis on downward variations and rewarding consistent performance. The top 10% of products in each product category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star. The Overall Morningstar Rating for a managed product is derived from a weighted average of the performance figures associated with its three-, five-, and 10-year (if applicable) Morningstar Rating metrics. The weights are: 100% three-year rating for 36-59 months of total returns, 60% five-year rating/40% three-year rating for 60-119 months of total returns, and 50% 10-year rating/30% five-year rating/20% three-year rating for 120 or more months of total returns. While the 10-year overall star rating formula seems to give the most weight to the 10-year period, the most recent three-year period actually has the greatest impact because it is included in all three rating periods. Ratings do not take sales charges into account. PNC International Equity Fund was rated against the following numbers of U.S.-domiciled Foreign Large Growth funds over the following time periods. Ratings are for I, A and C Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s I, A and C shares received 4, 4 and 4 stars and was rated among 373, 314 and 228 funds, respectively. The PNC International Growth Fund was rated against the following numbers of U.S.-domiciled Foreign Large Growth funds over the following time periods. Ratings are for I and A shares; other classes may have different performance characteristics. For the 3-year period ended 3/31/19, the fund’s I and A shares received 4 and 4 stars and was rated among 373 and 373 funds, respectively. Past performance is no guarantee of future results.

Federated MDT Small Cap Core Fund was rated against the following numbers of U.S.-domiciled Small Blend funds over the following time periods. Ratings are for A, C, Institutional and R6 Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s A Shares received 4, 5 and 3 stars, the fund’s C Shares received, 4, 4 and 3 stars, the fund’s Institutional Shares received 5, 5 and 4 stars, and the fund’s R6 Shares received 5, 5 and 4 stars, and was rated among 634, 519 and 382 funds, respectively. Past performance is no guarantee of future results.

Federated Ultrashort Bond Fund was rated against the following numbers of U.S.-domiciled Ultrashort Bond funds over the following time periods. Ratings are for Institutional Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s Institutional Shares received 4, 4 and 4 stars, and was rated among 151, 131 and 59 funds, respectively. Past performance is no guarantee of future results.

Federated Total Return Bond Fund was rated against the following numbers of U.S.-domiciled Intermediate-Term Bond funds over the following time periods. Ratings are for Institutional Shares and Service Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s Institutional Shares received 4, 4 and 3 stars, and the fund’s Service Shares received 4, 3 and 3 stars and was rated among 901, 769 and 564 funds, respectively. Past performance is no guarantee of future results.

Federated MDT Small Cap Growth Fund was rated against the following numbers of U.S.-domiciled Small Growth funds over the following time periods. Ratings are for A. C, Institutional and R6 Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s A Shares received 3, 4 and 3 stars, the fund’s C Shares received, 3, 4 and 3 stars, the fund’s Institutional Shares received 3, 4 and 3 stars, and the fund’s R6 Shares received 3, 4 and 3 stars, and was rated among 588, 522 and 392 funds, respectively. Past performance is no guarantee of future results.

Federated MDT Large Cap Value Fund was rated against the following numbers of U.S.-domiciled Large Value funds over the following time periods. Ratings are for A, C and Institutional and; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s A Shares received 3, 3 and 3 stars, the fund’s C Shares received, 3, 2 and 3 stars, the fund’s Institutional Shares received 3, 4 and 4 stars and the fund’s R6 Shares received 3, 3 and 4 stars, and was rated among 1,096, 939 and 691 funds, respectively. Past performance is no guarantee of future results.

Federated MDT Large Cap Growth Fund was rated against the following numbers of U.S.-domiciled Large Blend funds over the following time periods. Ratings are for A, C and Institutional Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s A Shares received 5, 4 and 3 stars, the fund’s C Shares received, 5, 3 and 3 stars and the fund’s Institutional Shares received 5, 4 and 3 stars and was rated among 1,256, 1,114 and 805 funds, respectively. Past performance is no guarantee of future results.

Federated Short-Intermediate Duration Municipal Trust was rated against the following numbers of U.S.-domiciled Municipal National Short funds over the following time periods. Ratings are for Institutional Shares and Service Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s Institutional Shares received 4, 4 and 4 stars, the fund’s Service Shares received 3, 3 and 3 stars and was rated among 180, 165 and 112 funds, respectively. Past performance is no guarantee of future results.

Federated Intermediate Municipal Trust was rated against the following numbers of U.S.-domiciled Municipal National Intermediate funds over the following time periods. Ratings are for Institutional Shares and Service Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s Institutional Shares received 3, 3 and 3 stars, and the fund’s Service Shares received 3, 3 and 3 stars and was rated among 258, 227 and 149 funds, respectively. Past performance is no guarantee of future results.

Federated MDT Balanced Fund was rated against the following numbers of U.S.-domiciled Allocation—50% to 70% Equity funds over the following time periods. Ratings are for A, C, and Institutional Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s A Shares received 4, 4 and 3 stars, the fund’s C Shares received 4, 3 and 2 stars, the fund’s Institutional Shares received 4, 4 and 3 stars, and was rated among 690, 601 and 439 funds, respectively. Past performance is no guarantee of future results.

Federated MDT All Cap Core Fund was rated against the following numbers of U.S.-domiciled Large Value funds over the following time periods. Ratings are for A, C, and Institutional Shares; other classes may have different performance characteristics. For the 3-, 5- and 10-year periods ended 3/31/19, the fund’s A Shares received 5, 4 and 4 stars, the fund’s C Shares received, 5, 4 and 3 stars, and the fund’s Institutional Shares received 5, 5 and 4 stars, and was rated among 1,096, 939 and 691 funds, respectively. Past performance is no guarantee of future results.

Federated Securities Corp. is distributor of the Federated funds.

A prospectus/proxy statement for the funds with respect to the proposed transaction and other relevant documents, concerning the planned transaction will be filed with the United States Securities and Exchange Commission (the SEC). The SEC has not approved or disapproved these fund securities or passed upon the adequacy of the fund’s prospectus/proxy statement. Any representation to the contrary is a criminal offense. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed fund prospectus/proxy statement will be included in, or incorporated into the prospectus/proxy statement that the funds intend to file with the SEC. The foregoing does not constitute an offering of any securities for sale. We may not sell any of the subject fund securities until the prospectus/proxy statement filed with the SEC is effective. This press release mentions certain reorganizations, which, if approved by fund shareholders, would be conducted pursuant to an agreement and plan of reorganization. The joint proxy statement/prospectus will constitute neither an offer to sell securities, nor will it constitute a solicitation of an offer to buy securities, in any state where such offer or sale is not permitted.

INVESTORS ARE URGED TO READ THE FUND PROSPECTUS/PROXY STATEMENT, AND OTHER DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PLANNED TRANSACTION, OR INCORPORATED BY REFERENCE INTO THE FUND’S PROSPECTUS/PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND TRANSACTION AND RELATED MATTERS. Investors should consider the investment objectives, risks, and charges and expenses of any fund listed before investing. A fund’s summary prospectus and prospectus should be read carefully before investing. When filed, these documents will be available free of charge on the SEC’s website at www.sec.gov.